Exhibit 10.2

XTRAC EXCLUSIVITY AGREEMENT

This XTRAC Exclusivity Agreement (this "Agreement") is made and entered into as of January 31, 2015 (the "Effective Date") by and between PhotoMedex, Inc., a Nevada corporation ("PHMD"), and LCA-Vision Inc., a Delaware corporation (the "Company" and, together with PHMD, each individually, a "Party" and collectively, the "Parties").  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement (as defined below).

WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of January 31, 2015, by and among PHMD, Vision Acquisition, LLC, a Delaware limited liability company ("Buyer"), and the Company (the "Purchase Agreement"), Buyer has purchased from PHMD all of the issued and outstanding shares of the Company, which operates laser vision correction clinics throughout the United States, and

WHEREAS, the Company has also begun the process in a limited capacity of operating XTRAC treatment clinics, to which PHMD provides both operating equipment and support services,

NOW, THEREFORE, in reliance on the representations, warranties and agreements made herein and in consideration of the premises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.            EXCLUSIVITY.  Throughout the Term (as defined below) (A) PHMD shall be the sole and exclusive provider to the Company of (i) excimer light source products, systems and equipment for the laser-based treatment of psoriasis and vitiligo only (the "Treatments") to the extent the Company at its sole election chooses to provide such Treatments at its current clinics , and (B) the Company shall not rent, lease, purchase, accept consignment of, purchase treatment codes for, or otherwise use any other excimer light source products, system or equipment for the Treatments other than the XTRAC excimer laser system.  To the extent the Company elects to provide such Treatments at some or all of its current clinics, the Parties shall work together in good faith on the clinic placements to provide such Treatments and cooperate to ensure that each such location is properly staffed and qualified to provide such Treatments.

2.            TERM OF AGREEMENT AND RENEWAL.  This Agreement shall have a seven (7) year term commencing on the Effective Date (the "Initial Term"), and shall automatically renew for successive one (1) year periods (each, a "Renewal Term" and, together with the Initial Term, the "Term") unless either Party provides written notice of non-renewal to the other Party not less than 30 days' prior to the expiration of the then-current Term.

3.            SPECIFIC PERFORMANCE.  The Company hereby acknowledges that a breach or threatened breach of Section 1 would give rise to irreparable harm to PHMD, for which PHMD would have no adequate remedy at law, and hereby agrees that in the event of a breach or a threatened breach by the Company of any such obligations, PHMD shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to

4.            equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond and without the necessity of establishing that monetary relief would not provide an adequate remedy).

5.            GENERAL:

a)	INDEPENDENT ENTITIES. PHMD and the Company are independent entities. Neither Party is the partner, agent or employee of the other.

b)
NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier or e-mail, or (c) sent by mail, certified or registered mail with postage prepaid or by a nationally recognized next-day or overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a Party may designate by notice to the other Party).  All such notices, consents, waivers and other communications shall be deemed to have been given when received (x) if delivered by hand, on the day of such delivery, if prior to 5:00 p.m., (y) if by mail, certified or registered mail, next-day or overnight delivery, on the day delivered, and (z) if by telecopier or e-mail, on the business day on which received.

If to PHMD to:If to the Company to:

PhotoMedex, Inc.LCA-Vision, Inc.
100 Lakeside Drive7840 Montgomery Road
Suite 100Cincinnati, Ohio 45236
Horsham, PA 19044Facsimile: (513) 792-5620
Facsimile:  (215) 619-3209Attention: Chief Executive Officer
Attention:  President

c)
JURISDICTION; SERVICE OF PROCESS.  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any Party in the courts of the State of Ohio, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Hamilton, Ohio, and each Party consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.  Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world.

d)
AMENDMENT; WAIVER. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by PHMD and the Company, or in the case of a waiver, by the Party against whom the waiver is to be effective.  No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single

e)	or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

f)
ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement, supersedes all prior agreements between the Parties with respect to the subject matter hereof and constitute a complete and exclusive statement of the terms of the agreement between the Parties with respect to such matters.

g)
ASSIGNMENTS, SUCCESSORS, AND NO THIRD PARTY RIGHTS. Neither Party may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties.  Nothing expressed or referred to in this Agreement will be construed to give any person other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.  This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns.

h)
SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

i)
GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any conflicts of laws principles that would otherwise cause the application of the laws of another jurisdiction.

j)
FURTHER ASSURANCES.  The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement.

k)
COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile, e-mail or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

LCA-VISION, INC.PHOTOMEDEX, INC.
By: /s/Craig P.R. Joffee                                 By: /s/ Dennis M. McGrath
Name:Craig P.R. Joffee                                 Name:Dennis M. McGrath
Title: Chief Executive Officer                        Title:President/CFO

ACKNOWLEDGED AND AGREED BY:
VISION ACQUISITION, LLC
By: /s/Craig P.R. Joffee
Name: Craig P.R. Joffee
Title: Chief Executive Officer